UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2022

One Equity Partners Open Water I Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39922	85-2827264
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

c/o OEP Water I Holdings LLC
510 Madison Avenue, 19th Floor
New York, New York 10022
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 277-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock, $0.0001 par value, and one-fifth of one Redeemable Warrant	OEPW.U	The Nasdaq Stock Market LLC

Shares of Class A common stock, included as part of the units	OEPW	The Nasdaq Stock Market LLC

Warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	OEPWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 1, 2022, One Equity Partners Open Water I Corp.(the “Company”) held a special meeting of its stockholders (the “Stockholder Meeting”) to approve certain amendments to its amended and restated certificate of incorporation (the “Certificate of Incorporation”) to allow the the Company to amend the date by which the Company must consummate a Business Combination from January 26, 2023 (the “Original Termination Date”) to December 8, 2022 (such date, the “Early Termination Date”).

At the Stockholder Meeting, the stockholders of the Company approved proposals to amend the Company’s Certificate of Incorporation to (a) eliminate the requirement that the Company retain net tangible assets in excess of $5,000,000 following the redemption of the Company’s Class A common stock, par value $0.0001 per share, in connection with a Business Combination (as defined in the Certificate of Incorporation) and certain amendments of the Certificate of Incorporation (such proposal, the “Redemption Limit Elimination Proposal” and such amendment, the “Redemption Limit Elimination Amendment”) and (b) change the date by which the Company must consummate a Business Combination from the Original Termination Date to the Early Termination Date (such proposal, the “Early Termination Proposal” and such amendment, the “Early Termination Amendment”).

On December 1, 2022, the Company filed filed the Redemption Limit Elimination Amendment and the Early Termination Amendment with the Secretary of State of the State of Delaware.

The foregoing description is qualified in its entirety by reference to the Redemption Limit Elimination Amendment and the Early Termination Amendment, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2 respectively, and are incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 1, 2022, the Company held the Stockholder Meeting to approve the Redemption Limit Elimination Proposal, the Early Termination Proposal, and the Adjournment Proposal, each as more fully described in the definitive proxy statement filed by the Company with the Securities and Exchange Commission (the “SEC”) on November 9, 2022.

Holders of 30,885,923 shares of common stock of the Company held of record as of November 2, 2022, the record date for the Stockholder Meeting, were present in person or by proxy, representing approximately 71.62% of the voting power of the Company’s shares of common stock as of the record date for the Stockholder Meeting, and constituting a quorum for the transaction of business.

The voting results at the Stockholder Meeting were as follows:

The Redemption Limit Elimination Proposal

For	Against	Abstain
30,852,641	33,282	0

The Early Termination Proposal

For	Against	Abstain
30,852,641	33,282	0

The Company had solicited proxies in favor of an Adjournment Proposal which would have given the Company authority to adjourn the Stockholder Meeting to solicit additional proxies. As there were sufficient votes to approve the Redemption Limit Elimination Proposal and the Early Termination Proposal, the Adjournment Proposal was not presented to stockholders and was not voted upon at the Stockholder Meeting.

2

In connection with the votes to approve the Redemption Limit Elimination Amendment and the Early Termination Amendment, the holders of 33,398,677 public shares of common stock of the Company properly exercised their right to redeem their shares (and did not withdraw their redemption) for cash at a redemption price of approximately $10.0794 per share, for an aggregate redemption amount of approximately $336,639,720.34. Following such redemptions, approximately $11,100,711 was left in trust and 1,103,323 shares of common stock held by public stockholders remained outstanding. Because the Company will not be able to complete an initial business combination by the Early Termination Date, the Company is obligated to redeem the remaining public shares as promptly as possible, but not more than ten business days after the Early Termination Date (the “Mandatory Redemption”). The Company expects to complete the Mandatory Redemption on or about December 9, 2022.

Item 7.01	Regulation FD

On December 1, 2022, the Company issued a press release relating to the Stockholder Meeting. The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended or the Exchange Act, regardless of any general incorporation language in such filings.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Amendment to the Amended and Restated Certificate of Incorporation of One Equity Partners Open Water I Corp.
3.2	Amendment to the Amended and Restated Certificate of Incorporation of One Equity Partners Open Water I Corp.
99.1	Press Release, dated December 1, 2022
104	Cover Page Interactive Data File ( formatted in Inline XBRL and contained in Exhibit 101)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

One Equity Partners Open Water I Corp.

	By:	/s/ R. Todd Bradley
		Name:	R. Todd Bradley
		Title:	Chief Executive Officer

Dated: December 1, 2022

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